Exhibit 99.1

DUPONT FABROS TECHNOLOGY, INC. REPORTS FIRST QUARTER 2010 RESULTS

Revenues Up 21.6%

CH1 Phase I and ACC5 Phase I 100% Leased

WASHINGTON, DC,—May 4, 2010 - DuPont Fabros Technology, Inc. (NYSE: DFT) today reported results for the quarter ended March 31, 2010. All per share results are reported on a fully diluted basis.

Highlights

•	CH1 Phase I is 100% leased, ACC5 Phase I is 100% leased and ACC5 Phase II is 88% pre-leased as of today.

•	Achieved our goal of 12% unleveraged return on CH1 Phase I.

•	Executed two new leases totaling 2.84 megawatts (“MW”) in the first quarter, representing approximately $33 million of total contract value over the respective lease terms.

•	Subsequent to the end of the first quarter executed seven new leases totaling 16.36 MW, representing approximately $325 million of total contract value over the respective lease terms.

•	Revenues increased 21.6% and Funds From Operations (“FFO”) increased 20.1% as compared to the first quarter of 2009.

Hossein Fateh, President and Chief Executive Officer of the company, said, “I am extremely pleased our Chicago facility is now 100% leased and ACC5 Phase I and II are now 94% leased, even when the second phase does not deliver until the fourth quarter of 2010. Leasing since the beginning of the year is comprised of a mix of existing tenants and new customers. We will continue with our leasing efforts in New Jersey, which opens in the fourth quarter of 2010. Our next developments will likely be the construction of Phase I of SC1, in Santa Clara, California and Phase I of ACC6 in Northern Virginia.”

First Quarter 2010 Results

For the quarter ended March 31, 2010, the company reported earnings of $0.08 per share compared to earnings of $0.05 per share for the first quarter of 2009. Revenues increased 21.6%, or $10.1 million, to $56.9 million for the first quarter of 2010 over the first quarter of 2009.

FFO for the quarter ended March 31, 2010 was $0.30 per share compared to $0.25 per share for the quarter ended March 31, 2009. The difference is primarily due to:

•	Higher operating income of $0.12 per share due to the lease up of ACC4, ACC5, and CH1; partially offset by

•	Higher interest expense of $0.07 per share primarily due to higher debt balances and rates.

Portfolio Update

During the first quarter of 2010, the company executed two new leases at ACC5 totaling 2.84 MW (1.71 MW is in Phase I and 1.13 MW is in Phase II) of critical load and 13,700 raised square feet with an average lease term of 5.2 years. These leases represent approximately $33 million of contract value to the company.

Subsequent to the first quarter of 2010, the company executed seven new leases totaling 16.36 MW of critical load and 94,800 raised square feet with an average lease term of 9.1 years. These leases represent approximately $325 million of contract value to the company.

•

Four of these leases were at CH1 totaling 9.53 MW of critical load and 62,000 raised square feet. In one of these leases, the tenant has agreed to lease a pod at CH1 if an existing tenant does not exercise its right to lease such space.

•	One lease was at ACC5 Phase I totaling 1.14 MW of critical load and 5,400 raised square feet.

•	Two leases were at ACC5 Phase II totaling 5.69 MW of critical load and 27,400 raised square feet.

As of the date of this press release, the company’s stabilized operating portfolio’s critical load is 100% leased. CH1 Phase I is 100% leased. ACC5 Phase II, a new development yet to be completed, is 88% pre-leased.

Development Update

The ACC5 development in Ashburn, Virginia achieved the U.S. Green Building Council’s LEED Gold certification. The rating system was designed to encourage and facilitate the development of sustainable buildings. The Gold designation is the second-highest level of certification.

After the financing activity in the fourth quarter of 2009, the company believes it has sufficient funds to complete both Phase I of NJ1 in Piscataway, New Jersey and Phase II of ACC5 in Ashburn, Virginia. Both of these projects were placed into development in December 2009 and the company currently expects each to be completed in the fourth quarter of 2010.

Dividend

The company declared a cash dividend of $0.08 per share in the first quarter of 2010 and paid this dividend in April 2010.

2010 Guidance

The company has established an FFO guidance range of $0.30 to $0.34 per share for the second quarter of 2010. The primary differences between the company’s first quarter FFO and the midpoint of the second quarter 2010 FFO guidance are:

•	Operating income increase of $0.01 per share due to increased revenue; plus

•	Interest expense decrease of $0.01 per share due to increased capitalization of interest on development projects.

The company reaffirms the FFO guidance range of $1.25 to $1.45 for the full year 2010.

The assumptions underlying this guidance can be found on page 14 of this press release.

First Quarter 2010 Conference Call and Webcast Information

The company will host a conference call to discuss these results tomorrow, Wednesday, May 5, 2010 at 10:00 a.m. ET. To access the live call, please visit the Investor Relations section of the company’s website at www.dft.com or dial 1-888-428-9506 (domestic) or 1-719-457-2655 (international). A replay will be available for seven days by dialing 1-888-203-1112 (domestic) or 1-719-457-0820 (international) using conference ID 4355416. The webcast will be archived on the company’s website for one year at www.dft.com on the Presentations & Webcasts page.

Second Quarter 2010 Conference Call

DuPont Fabros Technology, Inc. expects to announce second quarter 2010 results on Tuesday, August 3, 2010 and to host a conference call to discuss those results at 10:00 a.m. ET on Wednesday, August 4, 2010.

About DuPont Fabros Technology, Inc.

DuPont Fabros Technology, Inc. (NYSE: DFT) is a real estate investment trust (REIT) and leading owner, developer, operator and manager of wholesale data centers. The company’s data centers are highly specialized, secure facilities used primarily by national and international technology companies to house, power and cool the computer servers that support many of their most critical business processes. DuPont Fabros Technology, Inc. is headquartered in Washington, DC. For more information, please visit www.dft.com.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements include expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the company’s control. The company faces many risks that could cause its actual performance to differ materially from the results contemplated by its forward-looking statements, including, without limitation, the risk that its assumptions underlying its 2010 FFO guidance are not realized, the risk that the company may be unable to obtain financing on favorable terms to facilitate, among other things, future development projects, the risk that the company is unable to satisfy the conditions required to exercise the extension option for the term loan secured by its ACC4 data center, the risks commonly associated with construction and development of new facilities, risks relating to obtaining required permits and compliance with permitting, zoning, land-use and environmental requirements, the risks related to the leasing of space to third-party tenants, including the ability of the company to negotiate leases on terms that will enable it to achieve its expected returns, the risk that the company will be unable to acquire additional properties on favorable terms or at all, the risk that the company will not declare and pay dividends as anticipated for 2010 and the risk that the company may not be able to maintain its qualification as a REIT for federal tax purposes. The periodic reports that the company files with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009 contain detailed descriptions of these and many other risks to which the company is subject. These reports are available on our website at www.dft.com. Because of the risks described above and other unknown risks, the company’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s expectations and intentions only as of the date of this press release. The company assumes no responsibility to issue updates to the forward-looking matters discussed in this press release.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands except share and per share data)

	Quarter ended March 31,
	2010	2009
Revenues:
Base rent	$34,918	$26,645
Recoveries from tenants	19,490	16,742
Other revenues	2,501	3,432

Total revenues	56,909	46,819

Expenses:
Property operating costs	17,354	15,200
Real estate taxes and insurance	1,246	1,250
Depreciation and amortization	15,096	13,658
General and administrative	3,590	3,167
Other expenses	1,841	2,894

Total expenses	39,127	36,169

Operating income	17,782	10,650
Interest income	25	158
Interest:
Expense incurred	(11,629)	(5,407)
Amortization of deferred financing costs	(947)	(2,144)

Net income	5,231	3,257
Net income attributable to redeemable noncontrolling interests—operating partnership	(1,940)	(1,371)

Net income attributable to controlling interests	$3,291	$1,886

Earnings per share—basic:
Net income attributable to controlling interests per common share	$0.08	$0.05

Weighted average common shares outstanding	42,067,964	37,101,648

Earnings per share—diluted:
Net income attributable to controlling interests per common share	$0.08	$0.05

Weighted average common shares outstanding	43,339,741	37,101,648

Dividends declared per common share	$0.08	$—

DUPONT FABROS TECHNOLOGY, INC.

RECONCILIATIONS OF NET INCOME TO FFO AND AFFO (1)

(unaudited and in thousands except share and per share data)

	Quarter ended March 31,
	2010	2009
Net income	$5,231	$3,257
Depreciation and amortization	15,096	13,658
Less: Non real estate depreciation and amortization	(144)	(108)

FFO	$20,183	$16,807
Straight-line revenues	(7,887)	(3,525)
Amortization of lease contracts above and below market value	(798)	(1,744)
Loss on early extinguishment of debt	—	1,047
Compensation paid with Company common shares	792	312

AFFO	$12,290	$12,897

FFO per share—diluted	$0.30	$0.25

AFFO per share—diluted	$0.18	$0.19

Weighted average common shares and OP units outstanding—diluted	68,143,394	66,610,944

(1)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. The Company also believes that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to the Company’s FFO. Therefore, the Company believes that in order to facilitate a clear understanding of its historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends or make distributions.

The Company also presents FFO with supplemental adjustments to arrive at Adjusted FFO (“AFFO”). AFFO is FFO excluding straight-line revenue, non-cash stock based compensation, gain or loss on derivative instruments, acquisition of service agreements, below market lease amortization net of above market lease amortization and early extinguishment of debt costs. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund the Company’s cash needs including the Company’s ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies. The Company’s management uses AFFO in management reports to provide a measure of REIT operating performance that can be compared to other companies using AFFO.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands except share data)

	March 31, 2010	December 31, 2009
	(unaudited)
ASSETS
Income producing property:
Land	$44,001	$44,001
Buildings and improvements	1,438,754	1,438,598

	1,482,755	1,482,599
Less: accumulated depreciation	(129,048)	(115,225)

Net income producing property	1,353,707	1,367,374
Construction in progress and land held for development	384,799	330,170

Net real estate	1,738,506	1,697,544
Cash and cash equivalents	57,790	38,279
Marketable securities held to maturity	103,995	138,978
Restricted cash	7,889	10,222
Rents and other receivables	2,010	2,550
Deferred rent	65,251	57,364
Lease contracts above market value, net	15,633	16,349
Deferred costs, net	50,670	52,208
Prepaid expenses and other assets	11,420	9,551

Total assets	$2,053,164	$2,023,045

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$348,000	$348,500
Unsecured notes payable	550,000	550,000
Accounts payable and accrued liabilities	11,090	16,301
Construction costs payable	23,199	6,229
Accrued interest payable	14,992	3,510
Dividend and distribution payable	5,428	—
Lease contracts below market value, net	27,175	28,689
Prepaid rents and other liabilities	19,725	15,564

Total liabilities	999,609	968,793
Redeemable noncontrolling interests—operating partnership	511,272	448,811
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, par value $.001, 50,000,000 shares authorized, no shares issued or outstanding at March 31, 2010 and December 31, 2009	—	—
Common stock, par value $.001, 250,000,000 shares authorized, 44,168,631 shares issued and outstanding at March 31, 2010 and 42,373,340 shares issued and outstanding at December 31, 2009	44	42
Additional paid in capital	617,419	683,870
Accumulated deficit	(75,180)	(78,471)

Total stockholders’ equity	542,283	605,441

Total liabilities and stockholders’ equity	$2,053,164	$2,023,045

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Quarter ended March 31,
	2010	2009
Cash flow from operating activities
Net income	$5,231	$3,257
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	15,096	13,658
Straight line rent	(7,887)	(3,525)
Amortization of deferred financing costs	947	2,140
Amortization of lease contracts above and below market value	(798)	(1,744)
Compensation paid with Company common shares	792	312
Changes in operating assets and liabilities
Restricted cash	—	(186)
Rents and other receivables	540	(639)
Deferred costs	(431)	(1,944)
Prepaid expenses and other assets	(606)	630
Accounts payable and accrued liabilities	(5,211)	303
Accrued interest payable	11,482	(128)
Prepaid rents and other liabilities	2,699	3,106

Net cash provided by operating activities	21,854	15,240

Cash flow from investing activities
Investments in real estate – development	(33,555)	(51,518)
Redemption of marketable securities held to maturity	34,983	—
Interest capitalized for real estate under development	(4,074)	(1,642)
Improvements to real estate	(1,250)	(726)
Additions to non-real estate property	(63)	(47)

Net cash used in investing activities	(3,959)	(53,933)

Cash flow from financing activities
Line of credit:
Repayments	—	(191)
Mortgage notes payable:
Proceeds	—	181,726
Lump sum payoffs	—	(135,121)
Repayments	(500)	—
Escrowed proceeds	—	(24,000)
Return of escrowed proceeds	2,333	—
Exercises of stock options	208	—
Payments of financing costs	(425)	(4,156)

Net cash provided by financing activities	1,616	18,258

Net increase (decrease) in cash and cash equivalents	19,511	(20,435)
Cash and cash equivalents, beginning	38,279	53,512

Cash and cash equivalents, ending	$57,790	$33,077

Supplemental information:
Cash paid for interest, net of amounts capitalized	$147	$5,534

Deferred financing costs capitalized for real estate under development	$329	$405

Construction costs payable capitalized to real estate	$23,199	$9,181

Redemption of OP units for common shares	$28,900	$64,600

Adjustments to redeemable non-controlling interests	$91,315	$(3,697)

DUPONT FABROS TECHNOLOGY, INC.

Operating Properties

As of March 31, 2010

Property	Property Location	Year Built/ Renovated	Gross Building Area (2)	Raised Square Feet (3)	Critical Load MW (4)	% Leased (5)
Stabilized (1)
ACC2	Ashburn, VA	2001/2005	87,000	53,000	10.4	100%
ACC3	Ashburn, VA	2001/2006	147,000	80,000	13.0	100%
ACC4	Ashburn, VA	2007	347,000	172,000	36.4	100%
ACC5 Phase I (6)	Ashburn, VA	2009	181,000	86,000	18.2	94%
VA3	Reston, VA	2003	256,000	145,000	13.0	100%
VA4	Bristow, VA	2005	230,000	90,000	9.6	100%

Subtotal—stabilized			1,248,000	626,000	100.6	99%

Completed not Stabilized
CH1 Phase I (6)	Elk Grove Village, IL	2008	285,000	121,000	18.2	48%

Total Operating Properties			1,533,000	747,000	118.8

(1)	Stabilized operating properties are either 85% or more leased or have been in service for 24 months or greater.
(2)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where our tenants’ computer servers are located), tenant common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our tenants.
(3)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities.
(4)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by our tenants expressed in terms of megawatt, or MW, or kilowatt, or kW (1 MW is equal to 1,000 kW).
(5)	Percentage leased is expressed as a percentage of critical load that is subject to an executed lease. Represents $144 million of base rent for the next twelve months on a straight-line basis for leases executed and/or amended as of March 31, 2010 over the non-cancellable terms of the respective leases and excludes approximately $3 million net amortization increase in revenue of above and below market leases. Base rent for the next 12 months on a cash basis as of March 31, 2010 is $121 million assuming no additional leasing or changes to existing leases.
(6)	As of May 4, 2010, ACC5 Phase I is 100% leased and CH1 Phase I is 100% leased.

DUPONT FABROS TECHNOLOGY, INC.

Lease Expirations

As of March 31, 2010

The following table sets forth a summary schedule of lease expirations of our operating properties for each of the ten calendar years beginning with 2010. The information set forth in the table assumes that tenants exercise no renewal options and considers early tenant termination options.

Year of Lease Expiration	Number of Leases Expiring (1)	Raised Square Feet Expiring (in thousands) (2)	% of Leased Net Raised Square Feet	Total kW of Expiring Leases (3)	% of Leased kW	% of Annualized Base Rent
2010	—	—	—	—	—	—
2011(4)	2	20	2.9%	2,438	2.2%	1.8%
2012	2	82	12.0%	7,340	6.8%	6.2%
2013	3	45	6.6%	4,630	4.3%	3.1%
2014	8	58	8.5%	8,700	8.0%	8.3%
2015	3	74	10.9%	13,137	12.2%	10.7%
2016	3	58	8.5%	8,669	8.0%	9.1%
2017	5	71	10.4%	12,324	11.4%	12.3%
2018	4	75	11.0%	15,113	14.0%	14.8%
2019	9	119	17.4%	21,500	19.9%	18.6%
After 2019	5	81	11.8%	14,277	13.2%	15.1%

Total	44	683	100%	108,128	100%	100%

(1)	The operating properties have 24 tenants with 44 different lease expiration dates. Top three tenants represent 65% of annualized base rent.
(2)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities.
(3)	One megawatt is equal to 1,000 kW.
(4)	Subsequent to March 31, 2010, one of these leases comprising 1,300 kW and approximately 14,000 raised square feet was renewed for an additional 5 years.

DUPONT FABROS TECHNOLOGY, INC.

Development Projects

As of March 31, 2010

($ in thousands)

Property	Property Location	Gross Building Area (1)	Raised Square Feet (2)	Critical Load MW (3)	Estimated Total Cost (4)	Construction in Progress & Land Held for Development (5)	Percentage Pre-Leased
Current Development Projects
ACC5 Phase II (6)	Ashburn, VA	181,000	86,000	18.2	$140,000 - $150,000	$95,870	56%
NJ1 Phase I	Piscataway, NJ	181,000	86,000	18.2	$200,000 - $215,000	155,975	0%

		362,000	172,000	36.4	$340,000 - $365,000	251,845

Future Development Projects/Phases
CH1 Phase II	Elk Grove Village, IL	200,000	90,000	18.2	*
NJ1 Phase II	Piscataway, NJ	181,000	86,000	18.2	*
SC1 Phase I	Santa Clara, CA	181,000	86,000	18.2	*
SC1 Phase II	Santa Clara, CA	181,000	86,000	18.2	*

		743,000	348,000	72.8		115,469

Land Held for Development
ACC6 Phase I/II (7)	Ashburn, VA	262,000	131,000	26.0	*
ACC7	Ashburn, VA	100,000	50,000	10.4	*
SC2 Phase I/II	Santa Clara, CA	300,000	171,000	36.4	*

		662,000	352,000	72.8		17,485

Total		1,767,000	872,000	182.0		$384,799

*	Development costs have not yet been estimated.
(1)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where our tenants’ computer servers are located), tenant common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our tenants.
(2)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities.
(3)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by our tenants expressed in terms of MW or kW (1 MW is equal to 1,000 kW).
(4)	Includes estimated capitalization for construction and development, including closing costs, capitalized interest and capitalized operating carrying costs, as applicable, upon completion.
(5)	Amount capitalized as of March 31, 2010.
(6)	As of May 4, 2010, ACC5 Phase II is 88% pre-leased.
(7)	The company has adjusted the expected gross building area, raised floor square feet and available critical load based on the results of preliminary site planning and design work that the company has conducted recently.

DUPONT FABROS TECHNOLOGY, INC.

Debt Summary as of March 31, 2010

($ in thousands)

	Amounts	% of Total	Rates (1)	Maturities (years)
Secured	$348,000	38.8%	4.6%	2.9
Unsecured	550,000	61.2%	8.5%	7.0

Total	$898,000	100.0%	7.0%	5.4

Fixed Rate Debt:
Unsecured Notes	$550,000	61.2%	8.5%	7.0

Fixed Rate Debt	550,000	61.2%	8.5%	7.0

Floating Rate Debt:
ACC4 Term Loan	198,000	22.1%	3.8%	1.6
ACC5 Term Loan	150,000	16.7%	5.8%	4.7

Floating Rate Debt	348,000	38.8%	4.6%	2.9

Total	$898,000	100.0%	7.0%	5.4

Note: The Company capitalized interest of $4.4 million during the quarter ended March 31, 2010.

(1)	Rate as of March 31, 2010.

Debt Maturity Schedule as of March 31, 2010

($ in thousands)

Year	Fixed Rate		Floating Rate		Total	% of Total	Rates (4)
2010	$—		$1,500	(2)	$1,500	0.2%	3.8%
2011	—		199,100	(2)(3)	199,100	22.2%	3.8%
2012	—		5,200	(3)	5,200	0.6%	5.8%
2013	—		5,200	(3)	5,200	0.6%	5.8%
2014	—		137,000	(3)	137,000	15.2%	5.8%
2015	125,000	(1)	—		125,000	13.9%	8.5%
2016	125,000	(1)	—		125,000	13.9%	8.5%
2017	300,000	(1)	—		300,000	33.4%	8.5%

Total	$550,000		$348,000		$898,000	100%	7.0%

(1)	The Unsecured Notes have mandatory amortizations of $125.0 million due in 2015, $125.0 million due in 2016 and $300.0 million due in 2017.
(2)	The ACC4 Term Loan matures on October 24, 2011 and includes an option to extend the maturity date one year to October 24, 2012 exercisable by the Company upon satisfaction of certain customary conditions. Scheduled principal amortization payments are $0.5 million per quarter.
(3)	The ACC5 Term Loan matures on December 2, 2014 with no extension option. Scheduled principal amortization payments of $1.3 million per quarter start in the third quarter of 2011 or upon economic stabilization, whichever is earlier.
(4)	Rate as of March 31, 2010.

DUPONT FABROS TECHNOLOGY, INC.

Selected Unsecured Debt Metrics

	3/31/10	12/31/09

Interest Coverage ratio (not less than 2.0)	2.2	2.2

Total Debt to Gross Asset Value (not to exceed 60%)	41.4%	42.3%

Secured Debt to Total Assets (not to exceed 40%)	16.1%	16.4%

Total Unsecured Assets to Unsecured Debt (not less than 150%)	188.7%	184.3%

These selected metrics relate to DuPont Fabros Technology, LP’s outstanding unsecured debt. DuPont Fabros Technology, Inc. is the general partner of DuPont Fabros Technology, LP.

Capital Structure as of March 31, 2010

(in thousands except per share data)

Mortgage notes payable			$348,000
Unsecured Notes			550,000

Total Debt			898,000	38.0%
Common Shares	65%	44,169
Operating Partnership (“OP”) and LTIP Units	35%	23,681

Total Shares and Units	100%	67,850
Common Share Price at March 31, 2010		$21.59

Total Equity			1,464,882	62.0%

Total Market Capitalization			$2,362,882	100.00%

DUPONT FABROS TECHNOLOGY, INC.

Common Share and OP Unit

Weighted Average Amounts Outstanding

	Q1 2010	Q1 2009
Weighted Average Amounts Outstanding for EPS Purposes:

Common Shares—basic	42,067,964	37,101,648
Shares issued from assumed conversion of
—Restricted Shares	407,695	—
—Stock options	864,082	—

Total Common Shares—diluted	43,339,741	37,101,648

Weighted Average Amounts Outstanding for FFO and AFFO Purposes:

Common Shares—basic	42,067,964	37,101,648
OP Units—basic	24,670,985	29,509,296

Total Common Shares and OP Units	66,738,949	66,610,944

Shares and OP Units issued from assumed conversion of
—Restricted Shares	407,695	—
—Stock options	864,082	—
—LTIP Units	132,668	—

Total Common Shares and Units—diluted	68,143,394	66,610,944

Period Ending Amounts Outstanding:

Common Shares	44,168,631	40,253,442
OP and LTIP Units	23,680,975	27,011,179

Total Common Shares and Units	67,849,606	67,264,621

DUPONT FABROS TECHNOLOGY, INC.

2010 Guidance

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

	Expected Q2 2010 per share	Expected 2010 per share

Earnings per share and unit—diluted	$0.08 to $0.12	$0.32 to $0.50
Depreciation and amortization, net	0.22	0.93 to 0.95
FFO per share and unit—diluted (1)	$0.30 to $0.34	$1.25 to $1.45

2010 Capital Assumptions

Weighted average debt outstanding	$898.0 million
Weighted average interest rate	7.2%
Total interest costs	$64.7 million
Total amortization of deferred financing costs	$5.5 million
Interest expense capitalized	$(13.5) to $(17.5) million
Deferred financing costs amortization capitalized	$(1.0) to $(1.5) million

Total interest expense after capitalization	$51.2 to $55.7 million

Note: Guidance assumes no new debt or equity issued from the date of this release.

2010 Other Guidance Assumptions

Total revenues	$240 to $260 million
Other revenues (included in total revenues)	$8 to $10 million
Straight-line revenues (included in total revenues)	$30 to $40 million
Below market lease amortization, net of above market lease amortization	$3 million
General and administrative expense	$13 to $15 million
Improvements to real estate excluding development	$3 to $5 million
Estimated required REIT dividend distribution payout	$0.30 to $0.35 per share
Weighted average common shares and OP units—diluted	68.5 million

(1)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. The Company also believes that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to the Company’s FFO. Therefore, the Company believes that in order to facilitate a clear understanding of its historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends or make distributions.